Exhibit 99.1

On December 12, 2003, Patrick Bousquet-Chavanne
("PBC") sold 53,000 shares of Class A
Common Stock. He sold them in a number
of transactions with an average sale price of $38.0743. The information regarding the shares sold at each price appears in the two columns below:

Shares  	Price
600		38.00
19100		38.06
13300		38.07
5500		38.08
3000		38.09
11500		38.10



On December 15, 2003, PBC sold
3,400 shares of Class A Common Stock.
He sold them in a number of transactions with an average sale price of $38.0315.
The information regarding the shares sold at each price appears in the two columns below:

Shares  	Price
2500		38.00
500		38.07
200		38.16
100		38.18
100		38.22


On December 16, 2003, PBC sold
43,600 shares of Class A Common Stock.
He sold them in a number of transactions with an average sale price of $37.1972.
The information regarding the shares sold at each price appears in the two columns below:

Shares  	Price
7800		37.00
2200		37.01
1000		37.14
2600		37.15
500		37.16
2000		37.17
1700		37.18
100		37.19
5400		37.20
5800		37.21
500		37.22
400		37.23
900		37.24
3300		37.25
300		37.26
300		37.28
100		37.29
1300		37.30
2000		37.35
1300		37.45
4000		37.46
100		37.52



After these sales, PBC beneficially owns
1,322 shares of Class A Common
Stock.